UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A/A

                                 Amendment No. 2

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

                              CAVALIER HOMES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                63-0949734
------------------------------------------------------------------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)
      32 Wilson Boulevard 100
         Addison, Alabama                                35540
------------------------------------------------------------------------------
(Address of principal executive offices)             (Zip Code)
Securities to be registered pursuant
to Section 12(b) of the Act:

        Title of each class                Name of each exchange on which
         to be so registered               each class is to be registered

   Preferred Stock Purchase Rights            American Stock Exchange
   -------------------------------            ------------------------



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. X
                                           ---

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:
_______________________ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

                             Not Applicable
------------------------------------------------------------------------------
                            (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

         In connection with Cavalier Homes, Inc., a Delaware corporation ("Cavalier"), transferring the listing of its common stock, par value $0.01 per share (the "Common Stock"), from the New York Stock Exchange to the American Stock Exchange, Cavalier is hereby amending the Registration Statement on Form 8-A relating to its Preferred Stock Purchase Rights (the "Rights") filed with the Securities and Exchange Commission (the "Commission") on October 30, 1996, as amended by Amendment No. 1 to the Registration Statement on Form 8-A filed with the Commission on November 12, 1996 (as amended prior to this Amendment No. 2, the "Form 8-A").

Item 1. Description of Registrant's Securities to be Registered.

         We hereby incorporate the description of the Rights by reference to the Form 8-A.

Item 2. Exhibits.

Exhibit No.       Description
----------        -----------
3(a)              The Certificate of Designation of Series A Junior
                  Participating Preferred Stock of Cavalier Homes, Inc. as filed with the Office of the DelawareSecretary of State on October 24, 1996 and filed as Exhibit A to Exhibit 4 to
                  Cavalier's Registration Statement on Form 8-A filed on
                  October 30, 1996.

4(a) Rights Agreement between Cavalier Homes, Inc. and ChaseMellon Shareholder Services, LLC, filed as Exhibit 4 to Cavalier's Current Report on Form 8-K dated October 30, 1996.


                             SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                     CAVALIER HOMES, INC.


Date: March 3, 2004                  By:      /s/ David A. Roberson
                                    ----------------------------------------
                                                  David A. Roberson
                                                  Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.       Description
----------        -----------
3(a)              The Certificate of Designation of Series A Junior
                  Participating Preferred Stock of Cavalier Homes, Inc. as filed with the Office of the DelawareSecretary of State on October 24, 1996 and filed as Exhibit A to Exhibit 4 to
                  Cavalier's Registration Statement on Form 8-A filed on
                  October 30, 1996.

4(a) Rights Agreement between Cavalier Homes, Inc. and ChaseMellon Shareholder Services, LLC, filed as Exhibit 4 to Cavalier's Current Report on Form 8-K dated October 30, 1996.